Exhibit 99.1

New Relic Announces Management Changes – Michael Christenson Will Join as President, Chief Operating Officer

Company Affirms Q2 and Updates Fiscal Year 2020 Revenue Guidance

SAN FRANCISCO, Calif. – September 16, 2019 – New Relic (NYSE:NEWR) today announced management changes, affirmed the current quarter’s revenue guidance and updated full year fiscal 2020 revenue guidance to between $586.0 million and $593.0 million, representing year-over-year growth of between 22% and 24%.

Current board member Michael Christenson [http://newrelic.com/about/leadership] will join the company as president and chief operating officer, a newly created position, on October 1. Chief technology officer, Jim Gochee, and chief revenue officer, Erica Schultz, have resigned.

Christenson joins from his role at Allen & Company, and will report to Lew Cirne, CEO and founder of New Relic. In this role, he will oversee Go-To-Market and business operations across the company. He will remain on the New Relic Board of Directors.

Cirne will continue to work closely with the product general managers on key initiatives and will expand his oversight of the platform. The company expects to announce new innovations across its observability platform at its FutureStack [http://newrelic.com/futurestack] event on September 19 in New York City.

“I have confidence that these management changes will result in improved execution across the entire company,” said Cirne. “Mike is a seasoned executive with the knowhow and experience to instill the day-to-day operational rigor required for the next phase of New Relic’s growth.”

“This is an incredible opportunity to take on a leadership role within New Relic and advance our mission of helping our global customers create more perfect software, experiences and businesses,” said Christenson. “I look forward to working with the team to drive operational excellence throughout the business and build on our market leadership.”

Christenson has served as a managing director at Allen & Company LLC, a private investment banking firm, since 2010. He has been a member of the board of directors of LogMeIn, Inc. since 2010. LogMeIn, Inc. provides cloud-based communications, collaboration, identity management, and customer support software. From 2006 to 2010, he was the president and chief operating officer of CA, Inc., having previously served as executive vice president of strategy and corporate development. CA, Inc. was a leading enterprise systems management and security software company.

Cirne added: “My sincere thanks to Erica and Jim for their contributions to our company and our customers. Each has helped build the foundation upon which New Relic enters our next chapter.”

Second Quarter and Fiscal Year 2020 Revenue Outlook
•Affirms second quarter revenue between $143.0 million and $145.0 million
•Updates full fiscal year revenue to $586.0 million and $593.0 million, representing year-over-year growth of between 22% and 24%, down from $600.0 million and $607.0 million

The above information is preliminary and subject to the completion of the second fiscal quarter and quarter-end financial reporting processes and review. New Relic expects to release final second quarter and fiscal 2020 financial

Exhibit 99.1
results, as well as its full forward outlook in more detail and host a conference call in conjunction with the quarterly earnings release.

About New Relic
New Relic is the industry’s largest and most comprehensive cloud-based observability platform built to help customers create more perfect software. The world’s best software and DevOps teams rely on New Relic to move faster, make better decisions and create best-in-class digital experiences. If you run software, you need to run New Relic. Learn why more than 50% of the Fortune 100 trust New Relic to make the world’s software run at newrelic.com.

New Relic is a registered trademark of New Relic, Inc.

All product names and company names in this document may be trademarks of their registered owners.

Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s financial results for the second quarter of fiscal 2020 and future performance, including its outlook on financial results for the full year of fiscal 2020, and the Company’s potential management changes, including the appointment of Mr. Christenson as president and chief operating officer of the Company and any anticipated effects on the Company’s business operations, financial performance, market leadership, and growth. The achievement or success of the matters covered by such forward-looking statements are based on New Relic’s current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause New Relic’s actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement. Further information on factors that could affect New Relic’s financial and other results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, including in New Relic’s most recent Form 10-Q, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov. New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
pr@newrelic.com
Investor Contact
Tony Righetti
New Relic, Inc.
503-336-9280
IR@newrelic.com